SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2010 (April 14, 2010)
XM SATELLITE RADIO INC.
(Exact name of registrant as specified in its charter)

Delaware	333-39178	52-1805102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC (Address of principal executive offices)	20002 (Zip Code)
(202) 380-4000
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
The Merger
     On April 14, 2010, XM Satellite Radio Holdings Inc. (“XM Holdings”), a Delaware corporation and wholly-owned subsidiary of Sirius XM Radio Inc. (“Sirius”), merged with and into XM Satellite Radio Inc. (the “Company”), a Delaware corporation and wholly-owned subsidiary of XM Holdings (the “Merger”). The Company was the surviving corporation of the Merger, and as a result became a direct wholly-owned subsidiary of Sirius. A copy of the certificate of ownership and merger filed in the State of Delaware pursuant to Section 253 of the General Corporation Law of the State of Delaware in connection with the Merger is attached hereto as Exhibit 3.1.
The Supplemental Indenture
     On April 14, 2010, in connection with the Merger, the Company, the subsidiary guarantors party to the indenture (the “Indenture”) governing the Senior PIK Secured Notes due 2011 (the “Notes”) and U.S. Bank National Association, as trustee, entered into a supplemental indenture (the “Supplemental Indenture”). Pursuant to the Supplemental Indenture, (i) the Company assumed all the obligations of XM Holdings under the Indenture, the Notes and the related agreements and (ii) certain subsidiaries of the Company were added as guarantors. As of April 14, 2010, after giving effect to the Merger, approximately $113,685,000 aggregate principal amount of the Notes was outstanding.
     The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.01. Completion of Acquisition or Disposition of Assets
     The response to Item 1.01 is hereby incorporated into this Item 2.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant
     The response to Item 1.01 is hereby incorporated into this Item 2.03.
Item 3.03 Material Modification to Rights of Security Holders
     The response to Item 1.01 is hereby incorporated into this Item 3.03.
Item 9.01. Financial Statements and Exhibits

(d) Exhibits.
3.1	Certificate of Ownership and Merger, dated April 14, 2010.

4.1	Supplemental Indenture, dated April 14, 2010, among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., certain subsidiaries thereof and U.S. Bank National Association, as trustee, relating to the Senior PIK Secured Notes due 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM Satellite Radio Inc.
Date: April 16, 2010	By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Secretary

EXHIBIT INDEX

No.	Description
3.1	Certificate of Ownership and Merger, dated April 14, 2010.

4.1	Supplemental Indenture, dated April 14, 2010, among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., certain subsidiaries thereof and U.S. Bank National Association, as trustee, relating to the Senior PIK Secured Notes due 2011.